                                                                    Exhibit 99.2

                                   CARL HAAS

                                                              September 22, 2003

Mr. Chris Pook
Chairman of the Board
CHAMPIONSHIP AUTO RACING TEAMS, INC.
5350 West Lakeview Parkway, South Drive
Indianapolis, IN 46268

Dear Chris:

The purpose of this letter is to tender my resignation as a Director of Championship Auto Racing Teams, Inc., effective immediately. I am taking this action so as to allow me to pursue and direct my attention to my other business interests. I have enjoyed serving as a director and feel that I have made a valuable contribution to the Company. I would like to wish the Company all the best in its future endeavors.

                                             Very truly yours,

                                             /s/ Carl A. Haas

                                             Carl A. Haas


CAH: sz

cc:    Mr. Jack Bjerke
       Mr. Carlisle Peet


500 Tower Parkway o Lincolnshire, IL 60069 o (847) 634-8200 o FAX (847) 634-8208